UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 2, 2004
Date of Report (Date of earliest event reported)

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On February 2, 2004, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Executive Vice President, General Counsel and Secretary

Dated:    February 2, 2004

EXHIBIT INDEX

Exhibit 99.1   Press release, dated February 2, 2004.

Exhibit 99.1   Press release, dated February 2, 2004.

QUANTUM REPORTS SEQUENTIAL REVENUE GROWTH ACROSS ALL BUSINESS UNITS IN FISCAL THIRD QUARTER

Reduces Sequential GAAP Loss, Achieves Non-GAAP Profit and Begins Shipping Three New Best-in-Class Products

SAN JOSE, Calif., Feb. 2, 2004 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that revenue for its fiscal third quarter (FQ3), ended Dec. 28, 2003, increased to $205 million.  This represented a 5% increase over the prior quarter and also reflected sequential revenue growth in Quantum’s tape drive, tape media, and storage systems businesses.    The company also improved gross margins and further reduced operating expenses.  As a result, it reported a GAAP net loss of $5.4 million, or 3 cents per share, compared to a loss of 22 cents per share in the September quarter.  On a non-GAAP basis, Quantum achieved a profit of $2.5 million, or 1 cent per share, diluted, versus a loss of 4 cents per share in the prior quarter.  The GAAP net loss for FQ3 included $4.6 million in special charges associated with previously announced restructuring, a $1.0 million gain from discontinued operations, and $4.4 million in amortization of acquisition-related intangible assets.  The non-GAAP results excluded these items.  (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying table entitled “Third Quarter Fiscal Year 2004 GAAP to Non-GAAP Reconciliation.”)

“We feel good about the solid progress we made in executing on our business objectives in the December quarter,” said Rick Belluzzo, chairman and chief executive officer of Quantum.  “We increased revenues sequentially across all three of our business units, improved our tape drive gross margins for the fifth straight quarter, and created a more integrated and efficient organizational structure.  We also began shipping our three new best-in-class products – the SDLT 600 tape drive, MAKO PX720 tape library and DX100 disk-based backup system.”

Fiscal 2004 third quarter revenue in Quantum’s Storage Systems business was $71 million, a 9% increase over the prior quarter.  This solid performance was driven primarily by strength both in OEM sales of the SuperLoader autoloader and M-Series mid-range tape libraries and in services.  Quantum also grew its branded business, driven by both M-Series and high-end P-Series library sales and reflecting the improvements the company has been making in its channel sales efforts and solutions-selling capability.  In the last 18 months (FQ1’03-FQ3’04), revenue in the Storage Systems business has grown more than 40% as a result of the work Quantum has done to broaden its product line, strengthen its OEM relationships and increase branded sales.

One of the quarter’s major highlights in the Storage Systems business was the shipping of the MAKO PX720 enterprise-class library and the DX100 disk-based backup system.  With a decade of expertise in tape automation technology behind it, MAKO provides not only greater capacity and performance than competitive offerings but also management and redundancy features at no additional cost to customers.  The DX100, Quantum’s second generation enhanced backup system, is optimized for the backup and restore needs of large data centers running mission-critical applications, with scalable capacity, industry-leading performance, and the ability to seamlessly integrate into end-users’ existing environments.  Although they have just begun shipping, both new products have generated strong interest from customers.

December quarter revenue in Quantum’s Storage Devices, or tape drive, business was $88 million, up slightly over the prior quarter.  Revenue in the Media business was $52 million, a 7% sequential increase that reflected both a moderation in market pricing pressure and some inventory purchases ahead of price increases announced by some tape media manufacturers.

Tape drive unit shipments for FQ3 were up over the September quarter, with the largest increase coming from sales of Quantum’s DLT VS tape drives, which serve the value or entry-level market.  The newest product in this product line, the DLT VS160, is now shipping through Dell, IBM, Tandberg, and Quantum.  All tape drives showed sequential increases in units shipped, except for the SDLT 220 and DLT1 drives, which are older drives.  The highlight of the quarter in the Storage Devices business was the shipping of the SDLT 600 tape drive.  This super drive has 50% greater capacity than the nearest competitive offering and industry-leading performance.  Designed specifically for tape automation environments, the SDLT 600 is backward-read compatible with theSDLT 320, SDLT 220 and DLT VS160 tape drives, allowing customers to protect their existing investments through an easy upgrade path and continue benefiting from Quantum’s industry-leading DLTtape technology.  The SDLT 600 also includes Quantum’s award-winning DLTSage suite of predictive and preventive diagnostic tools, which enables customers to more easily manage their tape storage resources.

Quantum also continued to make progress in FQ3 on building a stronger, more efficient operational platform.  In late November, the company integrated its two separate business groups into one organization with a consolidated operations function and combined sales force.  This will allow Quantum to leverage cross-company synergies, better serve customers, and further reduce expenses.  Quantum’s continued focus on reducing expenses is reflected in the fact that, on a quarterly basis over the last five quarters, both GAAP and non-GAAP operating expenses have been reduced by about $12 million through recurring reductions to the quarterly run rate.

In its outlook for the fiscal 2004 fourth quarter, Quantum said it would continue to be cautious given the many forces in play, such as the rate at which its new products will ramp, the complexity of the media business, and typical seasonal softness in the March quarter.  As a result, the company said it expected overall revenues to be in the range of $190 million to $205 million, and GAAP and non-GAAP gross margins to be roughly flat.  GAAP operating expenses are expected to be in the range of $67 million to $70 million, with non-GAAP operating expenses anticipated to be in the $62 million to $64 million range.  Quantum expects a GAAP loss per share in the range of 4-8 cents and non-GAAP earnings per share to be in the range of a 1-cent per share profit to a 3-cent per share loss.  The GAAP to non-GAAP differences reflect special charges of approximately $4 million to $5 million associated with previously announced restructuring and approximately $4.5 million in amortization of acquisition-related intangible assets.  (For a reconciliation of these GAAP to non-GAAP figures, please see the accompanying table entitled “GAAP to Non-GAAP Reconciliation of Projected Fiscal Year 2004 Fourth Quarter Data.”)

“We have three clear priorities for the March quarter:  ramping our three new exciting products successfully, building on the momentum we gained last quarter – particularly in our branded channel business – and continuing to establish a more-streamlined operational platform,” said Belluzzo.  “I feel very good about what we’ve accomplished, the steps we’re making to move toward sustainable growth and profitability, and our ability to take advantage of long-term market opportunities ahead of us.”

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release exclude the impact of acquisition-related intangible asset amortization, special charges, valuation charges related to Quantum’s former manufacturing facility in Malaysia and net deferred tax assets, discontinued operations, non-operating expenses related to the redemption of the company’s 7 percent convertible debt,and related adjustments to provision for income taxes on Quantum’s operating results.  These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Quantum’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance.  For instance, management believes these non-GAAP financial measures are helpful in assessing Quantum’s core operating results.  In addition, these non-GAAP financial measures facilitate management's internal comparisons to Quantum’s historical operating results and comparisons to competitors' operating results.  Quantum includes these non-GAAP financial measures in this press release because the company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational decision-making.  In addition, Quantum has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in the company’s financial reporting at this time.  Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the table accompanying this press release.

QUANTUM CORPORATION
THIRD QUARTER FISCAL YEAR 2004 GAAP TO NON-GAAP RECONCILIATION

	Three months ended	Nine months ended
	December 28, 2003
GAAP net loss	$(5,433)	$(52,887)

Adjusting items:
Special charges: mainly severance charges	4,584	5,349
Amortization of intangible assets	4,403	14,083
Results of discontinued operations, net of income taxes	(1,043)	(1,043)
Valuation charge against net deferred tax assets	–	21,262
Loss on debt extinguishment	–	2,565
Special charges: valuation charge against manufacturing facility	–	2,335

Non-GAAP net income (loss)	$2,511	$(8,336)

Non-GAAP net income (loss) per share, diluted	$0.01	$(0.05)

GAAP TO NON-GAAP RECONCILIATION OF PROJECTED FISCAL YEAR 2004 FOURTH QUARTER DATA

Projected GAAP gross margin rate	Roughly flat sequentially
Adjustment: Projected amortization of acquisition-related intangibles	Approximately $3 million
Projected non-GAAP gross margin rate	Roughly flat sequentially

Projected GAAP operating expenses	Range of $67-70 million
Adjustment: Projected amortization of acquisition-related intangibles and restructuring charges	Approximately $5-6 million
Projected non-GAAP operating expenses	Range of $62-64 million

Projected GAAP loss per share	Range of 4-8 cents
Adjustment: Projected amortization of acquisition-related intangibles and restructuring charges	Approximately 5 cents
Projected non-GAAP income (loss) per share	Range of 1 cent income to 3 cents loss

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of the press release.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Please see the section of this press release titled Use of Non-GAAP Financial Measures for more information.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, Feb. 2, 2004, at 2:00 p.m. PST. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: 303-262-2075 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, Feb. 2, 2004, at 2:00 p.m. PST. Site for the webcast and related information: http://investors.quantum.com/.

About Quantum

Quantum Corp. (NYSE:DSS), founded in 1980, is a global leader in storage, delivering highly reliable backup, archive and recovery solutions that meet demanding requirements for data integrity and availability with superior price performance.  Quantum is the world's largest supplier of half-inch cartridge tape drives, and its DLTtapeTM technology is the standard for tape backup, archiving, and recovery of business-critical data for the mid-range enterprise. Quantum is also a leader in the design, sale and service of autoloaders and automated tape libraries used to manage, store and transfer data. Over the past year, Quantum has been one of the pioneers in the emerging market of disk-based backup, offering solutions that emulate a tape library and are optimized for data protection.  Quantum sales for the fiscal year ended March 31, 2003, were approximately $871 million.  Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries.  DLT, DLT VS, DLTtape, SDLT, Super DLTtape, DLTSage, SuperLoader, DX and MAKO are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Specifically, without limitation, statements relating to: our expectation that the integration of our business groups will allow us to leverage cross-company synergies, better serve customers and further reduce expenses; our financial outlook for the fiscal 2004 fourth quarter, including expectations concerning revenues, GAAP and non-GAAP gross margins and margin rates, GAAP and non-GAAP operating expenses, GAAP and non-GAAP income/loss per share, and special charges and amortization of acquisition-related intangibles; and our ability to take advantage of long-term market opportunities. The foregoing statements are forward-looking statements within the meaning of the Safe Harbor.  These statements are based on management's current expectations and are subject to certain risks and uncertainties.  As a result, actual results may differ materially from the forward-looking statements contained herein.  Factors that could cause actual results to differ materially from those described herein include, but are not limited to, our ability to successfully introduce our new products, and acceptance of, and demand for, our products, our receipt of media royalties from media manufacturers at forecast levels, and our ability to achieve anticipated pricing, cost and gross margin levels given lower volumes and continuing price and cost pressures.

More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Trends and Uncertainties,” pages 50 to 61, in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2003.  In particular, you should review the risk factors on pages 51, 52, 53 and 59 of our November 12, 2003 Form 10-Q under the headings “A majority of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments”, “Competition has increased, and may increasingly intensify, in the tape drive and tape automation markets . . .”, “We have experienced a downward trend in tape media and tape royalty revenues, primarily caused by year-over-year declines in media unit sales, and more recently, declines in media prices . . .”, “Our operating results depend on new product introductions, which may not be successful, in which case our business, financial condition and operating results may be materially and adversely affected,”and “Our quarterly operating results could fluctuate significantly, and past quarterly operating results should not be used to predict future performance.”  Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 28, 2003	December 29, 2002	December 28, 2003	December 29, 2002
Product revenue	$171,900	$180,388	$501,729	$497,125
Royalty revenue	33,483	48,382	100,744	138,548

Total revenue	205,383	228,770	602,473	635,673
Cost of revenue	140,322	156,607	415,742	441,311

Gross margin	65,061	72,163	186,731	194,362
Operating expenses:
Research and development	24,373	27,683	77,500	82,694
Sales and marketing	24,163	24,400	73,135	77,535
General and administrative	13,391	15,684	40,513	55,398
Goodwill impairment	--	--	--	58,689
Special charges	4,584	9,401	8,160	24,121

	66,511	77,168	199,308	298,437

Loss from operations	(1,450)	(5,005)	(12,577)	(104,075)
Equity investment write-downs	--	--	--	(17,061)
Interest income and other, net	527	3,878	5,573	8,904
Interest expense	(2,893)	(5,988)	(14,447)	(18,250)
Loss on debt extinguishment	--	--	(2,565)	--

Loss before income taxes	(3,816)	(7,115)	(24,016)	(130,482)
Income tax provision (benefit)	2,660	(1,193)	29,914	(5,159)

Loss from continuing operations	(6,476)	(5,922)	(53,930)	(125,323)

Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	1,043	(9,607)	1,043	(38,235)

Income (loss) from discontinued operations	1,043	(9,607)	1,043	(38,235)

Loss before cumulative effect of an accounting change	(5,433)	(15,529)	(52,887)	(163,558)
Cumulative effect of an accounting change	--	--	--	(94,298)

Net loss	$(5,433)	$(15,529)	$(52,887)	$(257,856)

Loss per share from continuing operations
Basic	$(0.04)	$(0.04)	$(0.31)	$(0.79)
Diluted	$(0.04)	$(0.04)	$(0.31)	$(0.79)

Income (loss) per share from discontinued operations
Basic	$0.01	$(0.06)	$0.01	$(0.24)
Diluted	$0.01	$(0.06)	$0.01	$(0.24)

Cumulative effect per share of an accounting change
Basic	$--	$--	$--	$(0.59)
Diluted	$--	$--	$--	$(0.59)

Net loss per share
Basic	$(0.03)	$(0.09)	$(0.30)	$(1.62)
Diluted	$(0.03)	$(0.09)	$(0.30)	$(1.62)

Weighted average common and common equivalent shares
Basic	176,550	163,907	175,002	159,094
Diluted	176,550	163,907	175,002	159,094

QUANTUM CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 28, 2003	December 29, 2002	December 28, 2003	December 29, 2002
Product revenue	$171,900	$180,388	$501,729	$497,125
Royalty revenue	33,483	48,382	100,744	138,548

Total revenue	205,383	228,770	602,473	635,673
Cost of revenue	137,348	154,272	406,820	435,586

Gross margin	68,035	74,498	195,653	200,087
Operating expenses:
Research and development	23,943	27,639	76,218	82,650
Sales and marketing	23,289	23,154	69,633	74,310
General and administrative	13,266	15,558	40,136	55,020
Special charges	--	--	476	--

	60,498	66,351	186,463	211,980

Income (loss) from operations	7,537	8,147	9,190	(11,893)
Interest income and other, net	527	3,878	5,573	8,904
Interest expense	(2,893)	(5,988)	(14,447)	(18,250)

Income (loss) before income taxes	5,171	6,037	316	(21,239)
Income tax provision (benefit)	2,660	1,811	8,652	(6,372)

Net income (loss)	$2,511	$4,226	$(8,336)	$(14,867)

Net income (loss) per share
Basic	$0.01	$0.03	$(0.05)	$(0.09)
Diluted	$0.01	$0.03	$(0.05)	$(0.09)

Weighted average common and common equivalent shares
Basic	176,550	163,907	175,002	159,094
Diluted	179,356	165,490	175,002	159,094

The non-GAAP amounts have been adjusted to eliminate the following:

Restructuring related
Special charges: mainly severance charges	$4,584	$9,401	$5,349	$24,121
Special charges: valuation charge against manufacturing facility	--	--	2,335	--

Investment related
Equity investment write-downs	--	--	--	17,061

Acquisition and divestiture related
Results of discontinued operations, net of income taxes	(1,043)	9,607	(1,043)	21,744
Impairment of NAS net assets	--	--	--	16,491

Other
Cumulative effect of an accounting change (SFAS No. 142 adjustment)	--	--	--	94,298
Goodwill impairment	--	--	--	58,689
Loss on debt extinguishment	--	--	2,565	--
Amortization of intangible assets (1)	4,403	3,751	14,083	9,372

Income tax expense related to outsourced manufacturing	--	--	--	10,293
Income tax expense related to purchase of IP technology	--	1,850	--	1,850
Income tax effect related to all other charges	--	(4,854)	--	(10,930)
Valuation charge against net deferred tax assets	--	--	21,262	--

Total non-GAAP adjustments	$7,944	$19,755	$44,551	$242,989

Note 1 The amortization of intangibles was allocated as follows:

Cost of revenue	$2,974	$2,335	$8,922	$5,725
Research and development	430	44	1,282	44
Sales and marketing	874	1,246	3,502	3,225
General and administrative	125	126	377	378

	$4,403	$3,751	$14,083	$9,372

GAAP TO NON-GAAP RECONCILIATION OF CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended				Three Months Ended

	December 28, 2003			December 28, 2003	December 29, 2002			December 29, 2002

	GAAP	Adjustments	Notes	Non-GAAP	GAAP	Adjustments	Notes	Non-GAAP

Product revenue	$171,900			$171,900	$180,388			$180,388
Royalty revenue	33,483			33,483	48,382			48,382

Total revenue	205,383			205,383	228,770			228,770
Cost of revenue	140,322	$(2,974)	A	137,348	156,607	$(2,335)	A	154,272

Gross margin	65,061	2,974		68,035	72,163	2,335		74,498
Operating expenses:
Research and development	24,373	(430)	A	23,943	27,683	(44)	A	27,639
Sales and marketing	24,163	(874)	A	23,289	24,400	(1,246)	A	23,154
General and administrative	13,391	(125)	A	13,266	15,684	(126)	A	15,558
Goodwill impairment	--			--	--	--		--
Special charges	4,584	(4,584)		--	9,401	(9,401)		--

	66,511	(6,013)		60,498	77,168	(10,817)		66,351

Income (loss) from operations	(1,450)	8,987		7,537	(5,005)	13,152		8,147
Equity investment write-downs	--			--	--			--
Interest income and other, net	527			527	3,878			3,878
Interest expense	(2,893)			(2,893)	(5,988)			(5,988)
Loss on debt extinguishment	--			--	--			--

Income (loss) before income taxes	(3,816)	8,987		5,171	(7,115)	13,152		6,037
Income tax provision (benefit)	2,660	--		2,660	(1,193)	3,004	B	1,811

Income (loss) from continuing operations	(6,476)	8,987		2,511	(5,922)	10,148		4,226

Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	1,043	(1,043)		--	(9,607)	9,607		--

Income (loss) from discontinued operations	1,043	(1,043)		--	(9,607)	9,607		--
Income (loss) before cumulative effect of an accounting change	(5,433)	7,944		2,511	(15,529)	19,755		4,226
Cumulative effect of an accounting change	--			--	--			--

Net income (loss)	$(5,433)	$7,944		$2,511	$(15,529)	$19,755		$4,226

Net income (loss) per share-diluted	$(0.03)	$0.04		$0.01	$(0.09)	$0.12		$0.03

	Nine Months Ended				Nine Months Ended

	December 28, 2003			December 28, 2003	December 29, 2002			December 29, 2002

	GAAP	Adjustments	Notes	Non-GAAP	GAAP	Adjustments	Notes	Non-GAAP

Product revenue	$501,729			$501,729	$497,125			$497,125
Royalty revenue	100,744			100,744	138,548			138,548

Total revenue	602,473			602,473	635,673			635,673
Cost of revenue	415,742	$(8,922)	A	406,820	441,311	$(5,725)	A	435,586

Gross margin	186,731	8,922		195,653	194,362	5,725		200,087
Operating expenses:
Research and development	77,500	(1,282)	A	76,218	82,694	(44)	A	82,650
Sales and marketing	73,135	(3,502)	A	69,633	77,535	(3,225)	A	74,310
General and administrative	40,513	(377)	A	40,136	55,398	(378)	A	55,020
Goodwill impairment	--			--	58,689	(58,689)		--
Special charges	8,160	(7,684)		476	24,121	(24,121)		--

	199,308	(12,845)		186,463	298,437	(86,457)		211,980

Income (loss) from operations	(12,577)	21,767		9,190	(104,075)	92,182		(11,893)
Equity investment write-downs	--			--	(17,061)	17,061		--
Interest income and other, net	5,573			5,573	8,904			8,904
Interest expense	(14,447)			(14,447)	(18,250)			(18,250)
Loss on debt extinguishment	(2,565)	2,565		--	--			--

Income (loss) before income taxes	(24,016)	24,332		316	(130,482)	109,243		(21,239)
Income tax provision (benefit)	29,914	(21,262)	C	8,652	(5,159)	(1,213)	D	(6,372)

Income (loss) from continuing operations	(53,930)	45,594		(8,336)	(125,323)	110,456		(14,867)

Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	1,043	(1,043)		--	(38,235)	38,235		--

Income (loss) from discontinued operations	1,043	(1,043)		--	(38,235)	38,235		--
Income (loss) before cumulative effect of an accounting change	(52,887)	44,551		(8,336)	(163,558)	148,691		(14,867)
Cumulative effect of an accounting change	--	--		--	(94,298)	94,298		--

Net income (loss)	$(52,887)	$44,551		$(8,336)	$(257,856)	$242,989		$(14,867)

Net income (loss) per share-diluted	$(0.30)	$0.25		$(0.05)	$(1.62)	$1.53		$(0.09)

Notes
(A)	Amortization of intangible assets

(B)	Tax benefit on certain non-GAAP adjustments

(C)	Valuation charge against net deferred tax assets

(D)	Income tax expense related to outsourced manufacturing	$10,293
	Income tax expense related to purchase of IP technology	1,850
	Income tax expense related to all other charges	(10,930)

		$1,213

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 28, 2003	March 31, 2003

Assets
Current assets:
Cash and cash equivalents	$219,930	$221,734
Short-term investments	35,047	97,055
Accounts receivable, net of allowance for doubtful accounts of $10,432 and $8,927	123,851	133,760
Deferred income taxes	35,052	46,370
Inventories	54,463	61,735
Service inventories	50,446	49,104
Other current assets	29,166	26,080

Total current assets	547,955	635,838

Long-term assets:
Property and equipment, net	44,895	59,092
Goodwill	44,179	40,916
Intangible assets, net	65,390	79,444
Other assets	11,892	10,606
Receivable from Maxtor Corporation	--	95,833

Total long-term assets	166,356	285,891

	$714,311	$921,729

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$60,402	$104,495
Accrued warranty	41,283	49,582
Short-term debt	976	--
Other accrued liabilities	105,460	99,899

Total current liabilities	208,121	253,976

Long-term liabilities:
Deferred income taxes	35,052	25,091
Convertible subordinated debt	160,000	287,500
Stockholders’ equity	311,138	355,162

	$714,311	$921,729